EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

                    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                     PURSUANT TO THE UNIFORM ARBITRATION ACT
         CONTAINED IN CHAPTER 5, TITLE 27 OF THE MONTANA CODE ANNOTATED

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 24th day of September, 1996, by and between Western Federal Savings Bank of Montana, Missoula, Montana (hereinafter referred to as the "Bank"), and Scott W. Sanders (the "Employee").

         WHEREAS, the Bank's parent holding company, WesterFed Financial Corporation ("WesterFed" or the "Holding Company"), has entered into an agreement dated September 24, 1996, with Security Bancorp, the parent holding company of Security Bank, FSB ("Security"), under which Security Bancorp shall be merged into WesterFed (the "Merger"), and such agreement calls for the Employee and the Bank to enter into an employment agreement in the form of this agreement; and

         WHEREAS, the Employee is currently serving as a Senior Vice President of Security and has agreed to serve as a Senior Vice President and a Lending Officer of the Bank effective at the effective time of the Merger; and

         WHEREAS, the Employee has agreed that upon the effectiveness of the Merger, that certain Employment Agreement between himself and Security, dated February 1, 1996 (the "Prior Employment Agreement"), shall terminate without any obligation to him on the part of any employer or successor thereto and that this Agreement shall entirely supersede and replace the Prior Employment Agreement; and

         WHEREAS, the Board of Directors of the Bank (the "Board of Directors") believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to induce the Employee to serve the Bank as a Senior Vice President and a Lending Officer of the Bank following the Merger and to assure continuity of management after the Merger; and

         WHEREAS, although it is contemplated that Security shall merge into the Bank in connection with the Merger, the Employee has agreed that if Security does not merge into the Bank, the Bank may assign and transfer to Security all of the Bank's rights and obligations under this Agreement; and

         WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 2 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1.  Definitions.

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                  (a) The term "Change in Control"  means (1) an  acquisition by any acquiror, directly or indirectly, through one or more subsidiaries or transactions, or acting in concert with one or more persons or companies, of more than 25% of the outstanding voting securities of the Holding Company, or
(2) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction in which the Bank or the Holding Company is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company.

                  (b) The term "Commencement Date" means the date upon which the Merger is effective.

                  (c) The term "Date of Termination" means the earlier of (1) the date upon which the Bank gives notice to the Employee of the termination of the Employee's employment with the Bank or (2) the date upon which the Employee ceases to serve as an employee of the Bank.

                  (d) The term "Involuntarily Termination" means termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties as a Senior Vice President and a Lending Officer of the Bank, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) the assignment to the Employee of duties substantially inconsistent with and in diminution of the duties of a Senior Vice President and a Lending Officer of the Bank; and (2) a material adverse change in the Employee's salary or benefits, other than as part of an overall program applied uniformly and with equitable effect to a substantial number of similarly situated personnel of the Bank. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

                  (e) The terms "Termination for Cause" and "Terminated for Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

         2. Term; Termination of Prior Employment Agreement. The term of this Agreement shall be a period of two years commencing on the Commencement Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date,

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and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining  term,  provided that
(1) the Bank has not given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; and (2) prior to such anniversary, the Board of Directors of the Bank explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. Upon the effectiveness of the Merger, the Prior Employment Agreement shall terminate with no obligation thereunder to the Employee on the part of any employer or successor thereto, and this Agreement shall entirely supersede and replace such Prior Employment Agreement.

         3. Employment. The Employee is employed as a Senior Vice President and a Lending Officer of the Bank. As such, the Employee shall perform all duties commonly discharged by a Senior Vice President and a Lending Officer of the Bank, pursuant to guidelines and directions issued by superior officers or the Board of Directors from time to time, and such other duties of a similar nature as may be assigned to him by superior officers or the Board of Directors from time to time, provided that such other duties shall be reasonably related to the duties of a Senior Vice President and a Lending Officer of the Bank.

         4.  Compensation.

                  (a) Salary. The Bank agrees to pay the Employee during the term of this Agreement a salary of $71,500 per year, subject to customary withholding, and payable in such installments as the Bank customarily utilizes in paying its employees generally. In the discretion of the Bank's Board of Directors, such salary may be increased from time to time.

                  (b) Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with similarly situated personnel in discretionary bonuses as authorized and declared by the Board of Directors. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors.

                  (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with applicable policies and procedures of the Bank, provided that the Employee accounts for such expenses as required under such policies and procedures.

                  (d)  Company   Car.  So  long  as  the  Employee  is  employed
hereunder, he shall be entitled, for business purposes only, to non-exclusive use of a car owned by the Bank.

         5. Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life insurance, medical and dental coverage, education, and other retirement or employee benefits or combinations thereof, in which continuing employees of Security are entitled to participate after the Merger.

         6. Vacations; Leave. The Employee shall be entitled (i) to annual paid vacation in accordance with the policies established by the Bank's Board of Directors, provided that such

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vacation shall not be less than four weeks per year, and (ii) to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

         7.  Termination of Employment.

                  (a) Involuntary Termination. The Board of Directors may terminate the Employee's employment at any time, but, except in the case of Termination for Cause, such termination of employment by the Board of Directors shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination of the employment of the Employee by the Bank other than in connection with or within 12 months after a Change in Control, the Bank shall, through the period of the remaining term of this Agreement, pay to the Employee his salary at the annual rate in effect immediately prior to the Date of Termination, which salary shall be payable in such manner and at such times as such salary would have been payable to the Employee under Section 4(a) if the Employee had continued to be employed by the Bank.

         In the event of Involuntary Termination of the employment of the Employee by the Bank in connection with or within 12 months after a Change in Control, the Bank shall, during the 24 months following the Date of Termination, pay to the Employee his salary at the annual rate in effect immediately prior to the Date of Termination, which salary shall be payable in such manner and at such times as such salary would have been payable to the Employee under Section 4(a) if the Employee had continued to be employed by the Bank.

                  (b) Termination for "Good Reason." In the event that the Employee reasonably believes that the Bank has taken any of the actions specified in clauses (1) or (2) of Section 1(d) of this Agreement or otherwise materially breached this Agreement, the Employee shall have the right to provide to the Bank a written notice asserting the right to terminate his employment for good reason and specifying (i) the facts and circumstances supporting the Employee's belief that the Bank has taken any such action or materially breached this Agreement and the date upon which such termination of employment for good reason is effective, which date shall be at least 30 days after the date of such notice, and (ii) a period of not less than ten business days during which the Bank shall have the opportunity to rescind such actions or cure such breach. In the event that the Bank does not rescind such actions or cure such breach with such period, the Employee shall have the right to terminate his employment and the Bank shall pay to the Employee his salary at the annual rate in effect immediately prior to the Date of Termination, which salary shall be payable in such manner and at such times as such salary would have been payable to the Employee under Section 4(a) if the Employee had continued to be employed by the Bank.

                  (c) Termination for Cause. In the event of Termination for Cause, the Bank shall pay the Employee the Employee's salary through the Date of Termination, and the Bank shall have no further obligation to the Employee under this Agreement.

                  (d) Voluntary Termination. The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days' written notice to the Bank or such shorter period as may be agreed upon between the Employee and the Board of Directors of the Bank.

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In the event of such  voluntary  termination,  the Bank  shall be  obligated  to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

                  (e) Death; Disability. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the Bank's then current disability plan, if any, or if the Employee is otherwise unable due to disability to serve as a Senior Vice President and a Lending Officer of the Bank, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided by the Bank for similarly situated personnel.

                  (f) Temporary Suspension or Prohibition. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                  (g) Permanent Suspension or Prohibition. If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (h) Default of the Bank. If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                  (i) Termination by Regulators. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                  (j) Limitations on Payments. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12

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U.S.C. 1828(k) and any regulations promulgated  thereunder.  Notwithstanding any other provision of this Agreement, if the value of payments under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee would cause any amount to be nondeductible by the Bank or the Holding Company for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, then payments under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Bank or the Holding Company pursuant to or by reason of such Section 280G.

         8. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

         9. Attorneys Fees. In the event the Bank exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 16 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         10.  Assignments.

                  (a) In the event that Security does not merge into the Bank, the Bank shall have the right to assign and transfer all of its rights and obligations under this Agreement to Security. If the Bank elects to exercise this right, it shall so notify the Employee in writing.

                  (b) This Agreement is a personal services contract and the Employee may not assign or delegate any of his rights or obligations hereunder.

                  (c) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

         12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

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         13.  Headings.  The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Montana.

         16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:                                       Western Federal Savings Bank
                                                 of Montana


/s/  Wendy Lambson                            /s/  Lyle R. Grimes
------------------                            -------------------
Secretary                                     Lyle R. Grimes, President and
                                                Chief Executive Officer

                                              Employee


                                              /s/  Scott W. Sanders
                                              ---------------------
                                              Scott W. Sanders

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